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                                                                EXHIBIT 1(b)(ii)

                          USAA LIFE INVESTMENT TRUST
                      AMENDMENT TO MASTER TRUST AGREEMENT

        This Amendment, dated February 7, 1997 ("Amendment"), amends the Master Trust Agreement, dated December 14, 1994 ("Agreement").

                                   RECITALS

        WHEREAS, the Trust's Board of Trustees ("Board), pursuant to the Agreement, established and designated five initial series, namely the USAA Life Variable Annuity Money Market Fund, USAA Life Variable Annuity Income Fund, USAA Life Variable Annuity Growth and Income Fund, USAA Life Variable Annuity World Growth Fund, and USAA Life Variable Annuity Diversified Assets Fund (collectively, the "Initial Funds"), as separate sub-trusts of the Trust; and

        WHEREAS, the Board desires to amend the Agreement to establish and designate two additional series, namely the USAA Life Variable Annuity Aggressive Growth Fund and USAA Life Variable Annuity International Fund (collectively, the "New Funds"), as separate sub-trusts of the Trust; and

        WHEREAS, the Board also desires to amend the Agreement to reflect changes in the names of the Initial Funds, which changes were previously effected by resolutions that a majority of the Board adopted by written consent on or about December 20, 1994; and

        WHEREAS, Section 4.1 of the Agreement provides that the establishment and designation of any sub-trust in addition to those already established and designated shall be effective upon the execution by a majority of the Trustees of an instrument setting forth such establishment and designation of the relative rights and preferences of the shares of such sub-trust, and that each instrument establishing and designating any sub-trust shall be deemed to be an amendment to the Agreement; and

        WHEREAS, Section 6.3 of the Agreement provides that the Agreement may be amended by an instrument in writing signed by a majority of the Trustees, provided that the amendment does not repeal the limitations on personal liability of any shareholder or Trustee or repeal the prohibition of assessment upon the shareholders without the express consent of each shareholder or Trustee involved, does not adversely affect the rights of any shareholder with respect to which such amendment is or purports to be applicable, and does not contravene applicable law; and

        WHEREAS, the Board has determined that the changes in the Agreement to be effected by this Amendment satisfy the conditions set forth in Section 6.3 of the Agreement;

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        NOW THEREFORE, the Board, hereby amends the Agreement as follows:

1.      The first sentence of Section 4.2 is amended to read as follows:

    Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate the following seven Sub-Trusts: USAA Life Variable Annuity Money Market Fund, USAA Life Variable Annuity Income Fund, USAA Life Variable Annuity Growth and Income Fund, USAA Life Variable Annuity World Growth Fund, USAA Life Variable Annuity Diversified Assets Fund, USAA Life Variable Annuity Aggressive Growth Fund and USAA Life Variable Annuity International Fund.

2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

        IN WITNESS WHEREOF, the Trustees named below do hereby amend the Agreement as of the date first set forth above.



                                        /s/ EDWIN L. ROSANE
                                        -----------------------------
                                            Edwin L. Rosane



                                        /s/ MICHAEL J.C. ROTH
                                        -----------------------------
                                            MICHAEL J.C. ROTH



                                        /s/ JUNE R. REEDY
                                        -----------------------------
                                            June R. Reedy



                                        /s/ GARY W. WEST
                                        -----------------------------
                                            Gary W. West



                                        /s/ NEIL H. STONE
                                        -----------------------------
                                            Neil H. Stone

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